Simpson Manufacturing Co., Inc. and Subsidiaries
            Consent of Independent Certified Public Accountants

                                Exhibit 23

We consent to the incorporation by reference in the registration statements of Simpson Manufacturing Co., Inc. on Form S-3 (File No. 333-44603) and Forms S-8 (File No. 33-85662 and File No. 33-90964) of our report dated January 29, 1998, on our audits of the consolidated financial statements and the financial statement schedule of Simpson Manufacturing Co., Inc. and subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                                   COOPERS & LYBRAND L.L.P.
San Francisco, California
March 24, 1998